Exhibit 10.2

Execution Version

AMENDMENT TO

SPONSOR AGREEMENT

This AMENDMENT TO SPONSOR LETTER AGREEMENT (this “Amendment”), dated as of March 25, 2022, is entered into by and between Tailwind Two Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Tommy Stadlen (the “Other Holder”), certain other persons (the “Insiders”), Tailwind Two Acquisition Corp., a Cayman Islands exempted company (the “Acquiror”), and Terran Orbital Corporation, a Delaware corporation (the “Company”). The Sponsor, the Other Holder, the Insiders, the Acquiror and the Company shall be referred to herein from time to time collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Sponsor, the Other Holder, the Insiders, the Acquiror and the Company are party to that certain Sponsor Letter Agreement, dated as of October 28, 2021 (the “Sponsor Letter Agreement”);

WHEREAS, the Acquiror, the Company and Titan Merger Sub, Inc., a Delaware corporation (“Merger Sub”), are party to that certain Agreement and Plan of Merger, dated as of October 28, 2021 (the “Merger Agreement”);

WHEREAS, concurrently with the execution and delivery of this Amendment, the the Acquiror, the Company and Merger Sub have agreed to waive a certain condition to closing of the Merger Agreement (the “Waiver”); and

WHEREAS, in connection with the Waiver, the Parties wish to amend the Sponsor Letter Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Defined Terms and Rules of Interpretation. Except as otherwise expressly provided herein, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Sponsor Letter Agreement after giving effect to this Amendment.

2. Forfeiture of Shares. A new Section 1(c) is hereby added to the Sponsor Letter Agreement as follows:

“(c) The Sponsor hereby agrees, subject to Closing and effective immediately prior to the Effective Time, that the Sponsor shall forfeit 525,000 shares of Acquiror Common Stock immediately prior to the Effective Time (and for the avoidance of doubt, post-Domestication).”

3. Amendment to Transfer of Shares provision. A new Section 4(e) is hereby added to the Sponsor Letter Agreement as follows:

“Notwithstanding the foregoing, and for the avoidance of doubt, each of (i) the forfeiture of shares as contemplated by Section 1(c) and (ii) the entry into any agreement (or set of agreements) or arrangement by the Sponsor whereby a third party agrees not to redeem its Acquiror Class A Common Stock that also provides for the future transfer or sale of Founder Shares in connection therewith after the expiration of the applicable lock-up period associated with such Founder Shares, shall not be restricted by Section 4(c) above.”

4. Termination of Registration and Shareholder Rights Agreement. A new Section 13 is is hereby added to the Sponsor Letter Agreement as follows:

“Each Holder and the Acquiror hereby agree that, subject to and conditioned upon the occurrence of and effective as of the consummation of the Closing (and not before), that certain Registration and Shareholder Rights Agreement, dated as of March 9, 2021, by and among the Holders and the Acquiror shall be terminated and be of no further force and effect.”

5. Miscellaneous; Incorporation by Reference. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Sponsor Letter Agreement shall remain in full force and effect to the extent in effect on the date hereof. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Sponsor Letter Agreement, as though the other provisions of this Amendment were set forth in the Sponsor Letter Agreement. The Sponsor Letter Agreement, as modified by this Amendment, constitutes the complete agreement between the Parties and supersedes any prior written or oral agreements, writings, communications or understandings with respect to the subject matter hereof. This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement. Section 12 (Incorporation by Reference) of the Sponsor Letter Agreement is hereby incorporated by reference into this Amendment mutatis mutandis.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

TAILWIND TWO SPONSOR, LLC

By:	/s/ Philip Krim
Name: Philip Krim
Title: Authorized Signatory

TAILWIND TWO ACQUISITION CORP.

By:	/s/ Chris Hollod
Name: Chris Hollod
Title: Co-Chief Executive Officer

Signature Page to Sponsor Agreement Amendment

TERRAN ORBITAL CORPORATION

By:	/s/ Marc Bell
Name: Marc Bell
Title: President and Chief Executive Officer

Signature Page to Sponsor Agreement Amendment

OTHER HOLDER

/s/ Tommy Stadlen
Tommy Stadlen

INSIDERS

/s/ Philip Krim
Philip Krim

/s/ Matthew Eby
Matthew Eby

/s/ Chris Hollod
Chris Hollod

/s/ Wisdom Lu
Wisdom Lu

/s/ Michael Kim
Michael Kim

/s/ Boris Revsin
Boris Revsin

Signature Page to Sponsor Agreement Amendment